EXHIBIT 32(a)

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s quarterly report on Form 10-Q for the quarter ended September 28, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2005

	By:	/s/ Douglas H. Brooks
Name: Douglas H. Brooks
Title: Chairman of the Board, President
and Chief Executive Officer
(Principal Executive Officer)